Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated information presented has been derived from financial statements prepared using accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed consolidated statements of operations gives effect to the Molycorp Canada Acquisition and the issuance of our $650 million Senior Secured Notes, due 2020 (the “Senior Notes”) in connection with the Molycorp Minerals Canada ULC (formerly Neo Material Technologies Inc.) (which we refer to as “Molycorp Canada”) Acquisition, as if the issuance of the Senior Notes, the Molycorp Canada Acquisition and the related financing transaction had been completed on January 1, 2011. Molycorp Canada’s historical financial statements which were prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), have been reconciled to and are presented in accordance with U.S. GAAP, solely for the purposes of providing the unaudited pro forma information. The historical consolidated Molycorp, Inc. (“Molycorp” or the “Company”) results include Molycorp Canada’s results subsequent to the Acquisition on June 11, 2012.

On June 11, 2012, Molycorp completed the acquisition of all of the outstanding equity of Molycorp Canada’s predecessor company pursuant to the terms of an arrangement agreement (the “Arrangement Agreement”) for an aggregate purchase price of approximately $1.2 billion. Pursuant to the Arrangement Agreement, Molycorp Canada’s former shareholders elected to receive: (a) cash consideration equal to Canadian dollars (“Cdn”) $11.30 per share of Molycorp Canada’s predecessor company’s common stock; or (b) share consideration of 0.4242 shares of Molycorp common stock or 0.4242 shares (the “Exchangeable Shares”) issued by MCP Exchangeco Inc., Molycorp’s wholly owned Canadian subsidiary, which are exchangeable for shares of Molycorp’s common stock on a one for one basis, per each share of Molycorp Canada’s predecessor company’s common stock; or (c) a combination of cash and shares of Molycorp common stock or Exchangeable Shares, all subject to the proration mechanics set forth in the Arrangement Agreement.

On March 28, 2012, the Company entered into a contingent forward contract to purchase Canadian dollars with a notional amount of Cdn$ 870.0 million to manage the foreign currency exposure with respect to its planned acquisition of Molycorp Canada. The Company did not apply hedge accounting to this contingent forward contract. Upon settlement of this derivative on June 11, 2012 (Molycorp Canada acquisition date), the Company recognized a loss of $37.6 million in Other expenses.

The unaudited pro forma adjustments are based on material charges, nonrecurring items, and related tax effects that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes, unaudited pro forma condensed consolidated financial information contained in Molycorp’s Form 8-K filing on June 7, 2012, Molycorp’s Annual Report on Form 10-K for the year ended December 31, 2011 and Molycorp’s

Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012, as well as Molycorp Canada’s predecessor company’s annual financial statements for the year ended December 31, 2011 contained in Molycorp’s Form 8-K filing on June 7, 2012. The unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to reflect the results of operations that would have occurred if the Molycorp Canada Acquisition and these financings had been consummated on the date indicated above; nor does it purport to represent or be indicative of the results of operations of Molycorp for any future dates or periods. Unless otherwise stated, all amounts presented in the unaudited pro forma condensed consolidated statement of operations are in U.S. dollars.

	For the Year Ended December 31, 2011
	Molycorp, Inc.	Neo Material Technologies, Inc.		Pro Forma Adjustments		Pro Forma

Sales	$396,831		$800,045	$—		$1,196,876
Cost of goods sold	(177,890)		(439,990)	(1,211	)(2)	(619,091)

Gross profit (loss)	218,941		360,055	(1,211)		577,785
Operating expenses:
Selling, general and administrative	(64,387)		(81,558)	—		(145,945)
Depreciation, amortization and accretion	(1,688)		(3,507)	(46,168	)(2)	(51,363)

Operating income (loss)	152,866		274,990	(47,379)		380,477

Other (expense) income:
Other (expense) income	(153)		(6,732)	—		(6,885)
Foreign exchange (losses) gain , net	(5,415)		2,757	—		(2,658)
Interest (expense) income , net	(388)		(12,234)	(66,300	)(4)	(78,922)

	(5,956)		(16,209)	(66,300)		(88,465)

Income (loss) before income taxes and equity earnings	146,910		258,781	(113,679)		292,012
Income tax (expense) benefit	(28,576)		(66,650)	39,788	(5)	(55,438)
Equity in results of affiliates	—		5,323	—		5,323

Net income (loss)	118,334		197,454	(73,891)		241,897
Net income attributable to noncontrolling interests	(808)		(9,323)	—		(10,131)

Net income (loss) attributable to Molycorp stockholders	$117,526		$188,131	$(73,891)		$231,766

Net income (loss) attributable to Molycorp stockholders	$117,526		$188,131	$(73,891)		$231,766
Cumulative undeclared and paid dividends on preferred stock	(9,962)		—	—		(9,962)

Net income (loss) attributable to common stockholders	$107,564		$188,131	$(73,891)		$221,804

Weighted average common shares outstanding - basic	83,454,221				(6)	109,499,647
Basic earnings per share	$1.29	$				$2.03

Net income attributable to common stockholders, adjusted for the effect of dilutive 3.25% convertible notes	$107,977					$222,218
Weighted average common shares outstanding - diluted	85,220,017				(6)	111,265,443
Diluted earnings per share	$1.27	$				$2.00

	For the Six Months Ended June 30, 2012
	Molycorp, Inc.	Pre- Acquisition Neo Material Technologies, Inc.		Pro Forma Adjustments		Pro Forma

Sales	$189,047		$340,650	$(5,832	)(1)	$523,865
Costs of goods sold	(162,093)		(248,311)	3,174	(1)	(407,772)
				(542	)(2)

Gross profit (loss)	26,954		92,339	(3,200)		116,093
Operating expenses:
Selling, general and administrative	(56,952)		(54,869)	24,103	(3)	(87,718)
Corporate development	(18,305)		(29,591)	45,070	(3)	(2,826)
Depreciation, amortization and accretion	(2,637)		(1,488)	(20,649	)(2)	(24,774)

Operating (loss) income	(50,940)		6,391	45,324		775

Other (expense) income:
Other (expense) income	(37,558)		(2,587)	37,589	(3)	(2,556)
Foreign exchange (losses), net	(1,185)		(319)	—		(1,504)
Interest (expense) income, net	(9,720)		(8,653)	(18,674	)(3)(4)	(37,047)

	(48,463)		(11,559)	18,915		(41,107)

(Loss) income before income taxes and equity earnings	(99,403)		(5,168)	64,239		(40,332)
Income tax benefit (expense)	29,485		(27,194)	(22,484	)(5)	(20,193)
Equity in results of affiliates	(484)		1,930	—		1,446

Net (loss) income	(70,402)		(30,432)	41,755		(59,079)
Net income attributable to noncontrolling interests	(680)		(3,707)	—		(4,387)

Net (loss) income attributable to Molycorp stockholders	$(71,082)		$(34,139)	$41,755		$(63,466)

Net (loss) income attributable to Molycorp stockholders	$(71,082)		$(34,139)	$41,755		$(63,466)
Cumulative undeclared and paid dividends on preferred stock	(5,693)		—	—		(5,693)

Net (loss) income attributable to common stockholders	$(76,775)		$(34,139)	$41,755		$(69,159)

Weighted average common shares outstanding - basic	93,090,872				(6)	109,499,647
Basic earnings per share	$(0.82)	$				$(0.63)

Net loss attributable to common stockholders	$(76,775)					$(69,159)

Weighted average common shares outstanding - diluted	93,090,872				(6)	109,499,647
Diluted earnings per share	$(0.82)	$				$(0.63)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(Unaudited – tabular figures in thousands of United States dollars, unless otherwise stated)

(1)	Represents adjustments to eliminate the effect of sales and the related costs of goods sold that occurred during the second quarter of 2012, but prior to the business combination between the Company and Molycorp Canada. No sales occurred between the Company and Molycorp Canada in 2011.
(2)	Represents adjustments to reflect the net incremental depreciation and amortization expense of $0.5 million and $20.6 million for the six months ended June 30, 2012 and $1.2 million and $46.2 million for the twelve months ended December 31, 2011, respectively, as a result of the preliminary allocation of the purchase price to certain depreciable and amortizable assets with useful lives ranging from two to thirty years. The preliminary purchase price allocation is reflected in Molycorp’s Quarterly Report on Form 10-Q for June 30, 2012.
(3)	Represents $114.7 million of adjustments, as detailed below, for nonrecurring legal, accounting, compensation, bridge loan fees, and realized losses on a forward contract to purchase Canadian dollars. The forward contract was entered into to manage the foreign currency exposure with respect to the Company’s acquisition of Molycorp Canada:

For the Six Months Ended June 30, 2012

Selling, General and Administrative
Stock-based and change in control expenses	$24,103
Corporate development
Legal, accounting and advisory fees	45,070
Other expenses:
Contingent forward contract loss	37,589
Interest expense:
Bridge loan fees	7,937

$114,699

(4)	Represents the estimated net increase in interest expense based on the 10.0% rate for the Senior Notes issued by Molycorp in connection with the Acquisition. The components of the unaudited pro forma adjustment to interest expense include the following:

	For the Twelve Months Ended December 31, 2011	For the Six Months Ended June 30, 2012
Interest on new debt instruments	$(65,000)	$(25,961)
Nonrecurring fees on bridge financing	—	7,937
Amortization of deferred financing costs	(1,300)	(650)

Total	$(66,300)	$(18,674)

Interest expense related to Molycorp Canada’s convertible debentures has not been eliminated in the pro forma statements.

(5)	Represents the tax effect of unaudited pro forma adjustments using the Molycorp federal, state and international statutory tax rates based on the applicable tax jurisdictions.
(6)	The weighted average shares outstanding have been adjusted to reflect the approximately 13.5 million shares resulting from the acquisition and the issuance of approximately 12.5 million shares in the Molymet private placement that closed in March, 2012 as detailed below:

	For the Year Ended December 31, 2011	For the Six Months Ended June 30, 2012
Basic earnings per share
Weighted average number of Molycorp shares outstanding	83,454,221	93,090,872
Adjustment for share issuance to Molymet	12,500,000	7,875,075

Adjustment for share issuance to Molycorp Canada predecessor shareholders	13,545,426	8,533,700

Pro forma weighted averaged number of shares outstanding	109,499,647	109,499,647

Pro forma adjusted net earnings	221,804	(69,159)

Pro forma basic earnings per share	$2.03	$(0.63)

Diluted earnings per share
Pro forma weighted average number of shares outstanding	109,499,647	109,499,647
Dilutive impact of 3.25% convertible notes	1,765,796	—

Pro forma weighted average number of shares outstanding - diluted	111,265,443	109,499,647

Pro forma adjusted net earnings	$221,804	$(69,159)
Dilutive impact of 3.25% convertible notes	414	—

Pro forma adjusted net earnings	$222,218	$(69,159)

Pro forma diluted earnings per share	$2.00	$(0.63)